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EXHIBIT 99.1

                                                                           FINAL
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              AETHLON MEDICAL AND FUSION CAPITAL ENTER INTO PRIVATE
                PLACEMENT AGREEMENT AND MUTUALLY TERMINATE MARCH
                      2007 COMMON STOCK PURCHASE AGREEMENT

SAN DIEGO, CA, May 1, 2008, -- Aethlon Medical, Inc. (OTCBB: AEMD), today announced that it has entered into a private placement agreement with Fusion Capital Fund II, LLC for the sale of 1,000,000 shares of its common stock for an aggregate purchase price of $500,000.00. The Company did not grant any registration rights or issue any warrants in connection with this transaction. The private placement agreement does not contain any anti-dilution provisions or restrictions on future fundings. The $500,000.00 net proceeds received by the Company under the private placement agreement will be used for working capital and general corporate purposes. In addition, the Company announced that it has mutually agreed with Fusion Capital to terminate their March 2007, common stock purchase agreement.

 "Fusion has so far provided Aethlon with almost $4 million in funding over our four year relationship," said James A. Joyce, CEO of Aethlon. "Fusion Capital remains a large shareholder of the Company and we value and appreciate our long standing relationship as well as Fusion Capital's continued support of Aethlon."

More detailed descriptions of the private placement agreement and the mutual termination agreement are set forth in the Company's Current Report on Form 8-K recently filed with the SEC which the Company encourages be reviewed carefully.


ABOUT AETHLON MEDICAL

Aethlon Medical is the developer of the Hemopurifier(R), a first-in-class medical device designed to treat infectious disease. The Hemopurifier(R) provides real-time therapeutic filtration of infectious viruses and immunosuppressive particles, and is positioned to address the treatment of drug and vaccine resistant viruses. The device also holds promise in cancer care, as research studies have verified the Hemopurifier(R) able to capture immunosuppressive particles that are secreted by tumors. The Hemopurifier(R) is targeted for use a stand-alone therapeutic, and as an adjunct treatment to enhance clinical benefit of established and candidate therapies. Pre-clinical studies conducted by researchers representing leading government and non-government health organizations both in the United States and abroad have documented the effectiveness of the Hemopurifier(R) in capturing pandemic threats, including H5N1 Avian Influenza (bird flu), and Dengue Hemorrhagic Fever
(DHF) from circulation. Studies are also being conducted to support the use of the Hemopurifier(R) as a broad-spectrum treatment countermeasure against bioterror threats, including Smallpox, and Ebola, Marburg, and Lassa hemorrhagic fever. Regulatory and commercialization initiatives in the United States are presently focused on bioterror threats, while international initiatives are directed toward naturally evolving pandemic threats, and chronic infectious disease conditions including the Human Immunodeficiency Virus (HIV) and

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Hepatitis-C (HCV). Aethlon has previously demonstrated safety of the
Hemopurifier(R) in a 24-treatment human study at the Apollo Hospital in Delhi, India, and is currently conducting further human studies at the Fortis Hospital, also located in Delhi. The Company has submitted an Investigational Device Exemption (IDE) to the U.S. Food and Drug Administration (FDA) related to advancing the Hemopurifier(R) as a broad-spectrum treatment countermeasure against category "A" bioterror threats. Additional information regarding Aethlon Medical and its Hemopurifier(R) technology is available online at www.aethlonmedical.com.

ABOUT FUSION CAPITAL

Fusion Capital Fund II, LLC is an institutional investor based in Chicago, Illinois with a fundamental investment approach. Fusion Capital invests in a wide range of companies and industries emphasizing life sciences, energy and technology companies. Its investments range from special situation financing to long-term strategic capital.

CERTAIN OF THE STATEMENTS HEREIN MAY BE FORWARD-LOOKING AND INVOLVE RISKS AND UNCERTAINTIES. SUCH FORWARD-LOOKING STATEMENTS INVOLVE ASSUMPTIONS, KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF AETHLON MEDICAL, INC TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. SUCH POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, THE COMPANY'S ABILITY TO RAISE CAPITAL WHEN NEEDED, THE COMPANY'S ABILITY TO COMPLETE THE DEVELOPMENT OF ITS PLANNED PRODUCTS, THE ABILITY OF THE COMPANY TO OBTAIN FDA AND OTHER REGULATORY APPROVALS PERMITTING THE SALE OF ITS PRODUCTS, THE COMPANY'S ABILITY TO MANUFACTURE ITS PRODUCTS AND PROVIDE ITS SERVICES, THE IMPACT OF GOVERNMENT REGULATIONS, PATENT PROTECTION ON THE COMPANY'S PROPRIETARY TECHNOLOGY, PRODUCT LIABILITY EXPOSURE, UNCERTAINTY OF MARKET ACCEPTANCE, COMPETITION, TECHNOLOGICAL CHANGE, AND OTHER RISK FACTORS. IN SUCH INSTANCES, ACTUAL RESULTS COULD DIFFER MATERIALLY AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THE RISKS ASSOCIATED WITH THE EFFECT OF CHANGING ECONOMIC CONDITIONS AND OTHER RISK FACTORS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.

CONTACT:
Aethlon Medical, Inc.
Cynthia Bond, Director of Investor Relations
858.735.0069
cbond@aethlonmedical.com
or
Jeff Richardson, Senior Director, Communications
858.459.7800 x302
jrichardson@aethlonmedical.com


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Source: Aethlon Medical, Inc.